Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Leadership Transition to Support New Phase of Innovation and Growth

David J. Marguglio, Co-Founder and Chief Business Officer, Appointed President and CEO

Dennis J. Carlo, Ph.D. Has Retired as Both CEO and Board Director

SAN DIEGO, May 18, 2022 - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a biopharmaceutical company developing and commercializing specialty products for allergy, opioid overdose, respiratory and inflammatory diseases, today announced a leadership transition plan to support its efforts to unlock long-term growth and value creation opportunities:

●	David J. Marguglio, Co-Founder and Chief Business Officer, has been appointed President and Chief Executive Officer, effective immediately.

●	Dennis J. Carlo, Ph.D., has retired from the President and Chief Executive Officer roles, and stepped down from the Board of Directors, effective immediately.

●	Mr. Marguglio will continue his director role, and a search has commenced to identify a highly qualified and independent director to fill the vacancy resulting from Dr. Carlo’s retirement from the Company.

Mr. Marguglio commented, “Having led the company to three FDA product approvals, I want to thank Dennis for his many years of service and tireless effort to position Adamis as an innovator in the biopharmaceutical sector. As I step into the CEO role, my goal is to build on the Company’s foundation. I believe advancing and broadening our product pipeline through new collaborations and partnerships, combined with growing sales from SYMJEPI® and ZIMHI™, which was recently launched, will create significant long-term value for patients, providers and stockholders alike.”

Richard C. Williams, Chairman of the Board, added, “After carefully considering the right successor for Dennis, who provided strong leadership over many years, the Board has determined that David is the ideal leader for Adamis at this pivotal inflection point. David has the right balance of institutional knowledge and new ideas for driving value. He is also a proven operator with a firm understanding of bringing drugs and treatments from concept to commercialization. Adamis is in good hands with David at the helm.”

David J. Marguglio Biography

Mr. Marguglio is a co-founder of Adamis and currently serves as Chief Business Officer and a member of the Board of Directors. He joined Adamis in 2006 as Vice President, Business Development and Investor Relations and from 2011 to 2017 served as Senior Vice President, Corporate Development. Prior to Adamis, Mr. Marguglio held various positions with Citigroup Global Markets, Salomon Smith Barney and Merrill Lynch. Before entering the financial industry, he founded and ran two different startup companies. , Mr. Marguglio began his career as a financial analyst after receiving a degree in finance and management from the Hankamer School of Business at Baylor University.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI® (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. The Company’s ZIMHI™ (naloxone) Injection product is approved for the treatment of opioid overdose. Tempol is in development for the treatment of patients with COVID-19 and a Phase 2/3 clinical trial is underway. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: the Company’s beliefs concerning the ability of its products and product candidates to compete successfully in the market; the Company’s beliefs concerning the safety and effectiveness of SYMJEPI, ZIMHI or its other products and product candidates; the Company’s ability to successfully commercialize the products and product candidates, itself or through commercialization partners; the Company’s ability to enter into new collaborations and partnerships and create long-term value for patients, providers and stockholders; the Company’s beliefs concerning the results of any studies or clinical trials that the Company may conduct relating to Tempol or its other products or product candidates; the Company’s expectations concerning future growth; expectations and statements about the Company’s strategies, objectives, future goals and achievements; and other statements concerning our future operations, activities and financial results. We may not achieve one or more of the target future milestones or achievements described in the press release either within the anticipated time periods or at all. In addition, forward-looking statements concerning our anticipated future activities assume that we have sufficient funding to support such activities and continue our operations and planned activities. Statements in this press release concerning future events depend on several factors beyond the Company’s control, including the absence of unexpected developments or delays, market conditions, and the regulatory approval process. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause the Company’s actual results to be materially different from the results anticipated by such forward-looking statements. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.

Contacts

Adamis Investor Relations

Robert Uhl

Managing Director

ICR Westwicke

619.228.5886

robert.uhl@westwicke.com

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